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                                                                 Exhibit 10.28



          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


               AMENDMENT #5 TO CONSULTING AND TECHNOLOGY AGREEMENT

                             RICHARD JONATHAN COHEN

                                       And

                              CAMBRIDGE HEART, INC.

The Consulting and Technology Agreement ("Agreement") originally dated February 8, 1993 and amended May 26, 1998, June 1, 2000, January 1, 2002 and January 1, 2003 is amended effective May 7, 2003.

1) The term of the CONSULTING PERIOD is extended to May 31, 2015. Effective January 1, 2004 COHEN's obligation in terms of consulting time is reduced to 18 days per year.

2) The royalties on NET SALES due COHEN under Paragraph 6.1 of the Agreement are hereby adjusted as follows:

         i) In calendar year 2003, the royalty for each fiscal quarter shall be one percent (1%) on all NET SALES up to the amount of NET SALES achieved in the corresponding quarter in the previous year, and one and one-half percent (1.5%) on all NET SALES in excess of the amount of NET SALES achieved in the corresponding quarter in the previous year. If NET SALES for calendar year 2003 shall be greater than or equal to $[**] but less than $[**] then the company shall pay COHEN by February 28, 2004 an additional amount to bring the total royalty paid on NET SALES for calendar year 2003 up to one and four tenths percent (1.4%) of NET SALES for calendar year 2003. If the NET SALES for calendar year 2003 shall be greater than or equal to $[**] then the company shall pay COHEN by February 28, 2004 an additional amount to bring the total royalty paid on NET SALES for calendar year 2003 up to one and five tenths percent (1.5%) of NET SALES for calendar year 2003.

         ii) In calendar year 2004, the royalty for each fiscal quarter shall be one percent (1%) on all NET SALES up to the amount of NET SALES achieved in the corresponding quarter in the previous year, and one and one-half percent (1.5%) on all NET SALES in excess of the amount of NET SALES achieved in the corresponding quarter in the previous year. If the NET SALES for calendar year 2004 shall be greater than or equal to $[**] but less than $[**] then the company shall pay COHEN by February 28, 2005 an additional amount to bring the total royalty paid on NET SALES for calendar year 2004 up to one and four tenths percent (1.4%) of NET SALES for



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                  calendar year 2004. If the NET SALES for calendar year 2004 shall be greater than or equal to $[**] then the company shall pay COHEN by February 28, 2005 an additional amount to bring the total royalty paid on NET SALES for calendar year 2004 up to one and five tenths percent (1.5%) of NET SALES for calendar year 2004.

         iii) Effective January 1, 2005 and continuing through May 31, 2015 the royalty on NET SALES shall be increased to one and five tenths percent (1.5%) of NET SALES.

3) COHEN is hereby granted options to purchase 300,000 shares of common stock of Cambridge Heart, Inc at a price of $0.34 per share. These options shall remain in force for ten years from the effective date of this agreement, shall vest immediately, and not be contingent on COHEN having an ongoing consulting or employment relationship with the company. This grant however shall be contingent on the company's stockholders approving by June 30, 2003 all motions or resolutions necessary to allow this grant.

4) The monthly retainer for consulting services is reduced to zero effective July 1, 2003. However, if the company's shareholders shall fail to approve by June 30, 2003 all motions or resolutions necessary to allow both the restricted stock grant issued under Amendment #4 to this Agreement and the stock options issued under this Amendment #5, the monthly retainer for consulting services shall revert to $15,000 per month effective July 1, 2003.

5) Further extension of the term of the CONSULTING PERIOD shall be contingent upon written agreement of the parties.

6)       Section 2.4 (including subsections (a), (b), and (c)) of the Agreement
         - which relates to the option of the Company to hire COHEN, should he leave his current MIT employment, on a full time basis at a multiple of his annual consulting fee - is hereby annulled.

Terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

All of the other terms of the Agreement are hereby ratified and confirmed.


RICHARD J. COHEN                             CAMBRIDGE HEART, INC

By: /s/ RICHARD J. COHEN                     By: /s/ DAVID CHAZANOVITZ
    --------------------                         ---------------------


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